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                                                                    EXHIBIT 10.3



                                       IT IS UNLAWFUL TO CONSUMMATE A SALE OR
                                       TRANSFER OF THIS SECURITY, OR ANY
                                       INTEREST THEREIN, OR TO RECEIVE ANY
                                       CONSIDERATION THEREFOR, WITHOUT THE PRIOR
                                       WRITTEN CONSENT OF THE COMMISSIONER OF
                                       CORPORATIONS OF THE STATE OF CALIFORNIA,
                                       EXCEPT AS PERMITTED IN THE COMMISSIONER'S
                                       RULES.


                             INCENTIVE STOCK OPTION

_________________________, Optionee:

         NextWave Telecom Inc. (the "Company"), pursuant to its Amended and Restated Stock Option Plan (the "Plan"), has granted to you, the optionee named above, an option to purchase shares of the common stock of the Company ("Common Stock"). This option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         The grant hereunder is in connection with and in furtherance of the Company's compensatory benefit plan for participation of the Company's employees (including officers) directors and consultants and is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The grant of this option and the issuance of shares upon the exercise of this option are also intended to be exempt from the securities qualification requirements of the California Corporations Code pursuant to Section 25102(f) of that code. Defined terms not explicitly defined in this agreement but defined in the Plan shall have the same definitions as in the Plan.


         1. TERMS OF STOCK OPTION. The details of your stock option are as follows:

                    Number of Shares Subject to Option:   ____________________
                    Date of Grant:                        ____________________
                    Vesting Commencement Date:            ____________________
                    Exercise Price per Share:             ____________________
                    Expiration Date:                      ____________________

         2. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this option is ____________________ (______).

         3. VESTING. Subject to the limitations contained herein, twenty percent (20%) of the shares will vest (become exercisable) on the one year anniversary of the Vesting Commencement Date and twenty percent (20%) of the shares will then vest at the end of each full year thereafter until either (i) you cease to provide services to the Company for any reason, or (ii) this option

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becomes fully vested. The Stock Option may not be exercised in whole or in part at any time prior to the end of the first full year following the Vesting Commencement Date. The right to exercise this Stock Option will be cumulative. Optionee may buy all, or from time to time any part, of the maximum number of shares which are exercisable under the Stock Option, but in no case may Optionee exercise the Stock Option with regard to a fraction of a share, or for any share for which the Stock Option is not exercisable.

         4. EXERCISE PRICE AND METHOD OF PAYMENT.

                  (a) EXERCISE PRICE. The exercise price of this option is twenty five cents ($.25) per share, being not less than the fair market value of the Common Stock on the date of grant of this option.

                  (b) METHOD OF PAYMENT. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

                           (i) Payment of the exercise price per share in cash
(including check) at the time of exercise;

                           (ii) Payment pursuant to a program developed under
Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; or

                           (iii) Provided that at the time of exercise the
Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise.

                  (c) Payment by a combination of the methods of payment permitted by subparagraph 4(b)(i) through 4(b)(iii) above.

         5. WHOLE SHARES. This option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

         6. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

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         7. TERM. The term of this option commences on _____________, 199_, (the
Vesting Commencement Date Date) and expires on _______________ (the "Expiration Date"), which date shall be no more than ten (10) years from date this option is granted), unless the option expires sooner as set forth below or in the Plan. In no event may this option be exercised on or after the Expiration Date. This option shall terminate prior to the Expiration Date as follows: thirty (30) days after the termination of your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company unless one of the following circumstances exists:

                  (a) Your termination of Continuous Status as an Employee, Director or Consultant is due to your disability. This option will then terminate on the earlier of the termination date set forth above or twelve (12) months following such termination of Continuous Status as an Employee, Director or Consultant. You should be aware that if your disability is not considered a permanent and total disability within the meaning of Section 422(c)(6) of the Code, and you exercise this option more than three (3) months following the date of your termination of employment, your exercise will be treated for tax purposes as the exercise of a "nonstatutory stock option" instead of an "incentive stock option."

                  (b) Your termination of Continuous Status as an Employee, Director or Consultant is due to your death or your death occurs within thirty
(30) days following your termination of Continuous Status as an Employee, Director or Consultant for any other reason. This option will then expire on the earlier of the Expiration Date set forth above or twelve (12) months after your death.

                  (c) If during any part of such thirty (30) day period you may not exercise your option solely because of the condition set forth in paragraph 6 above, then your option will not expire until the earlier of the Expiration Date set forth above or until this option shall have been exercisable for an aggregate period of thirty (30) days after your termination of Continuous Status as an Employee, Director or Consultant.

                  (d) If your exercise of the option within thirty (30) days after termination of your Continuous Status as an Employee, Director or Consultant with the Company or with an Affiliate of the Company would result in liability under section 16(b) of the Securities Exchange Act of 1934, then your option will expire on the earlier of (i) the Expiration Date set forth above,
(ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your Continuous Status as an Employee, Director or Consultant with the Company or an Affiliate of the Company.

                  (e) However, this option may be exercised following termination of Continuous Status as an Employee, Director or Consultant only as to that number of shares as to which it was exercisable on the date of termination of Continuous Status as an Employee, Director or Consultant under the provisions of paragraph 3 of this option.

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                  (f) In order to obtain the federal income tax advantages
associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of the option and ending on the day three (3) months before the date of the option's exercise, you must be an employee of the Company or an Affiliate of the Company, except in the event of your death or permanent and total disability. The Company has provided for continued vesting or extended exercisability of your option under certain circumstances for your benefit, but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you provide services to the Company or an Affiliate of the Company as a consultant or exercise your option more than three (3) months after the date your employment with the Company and all Affiliates of the Company terminates.

         8. REPRESENTATIONS. By executing this option agreement, you hereby warrant and represent that you are acquiring this option for your own account and that you have no intention of distributing, transferring or selling all or any part of this option except in accordance with the terms of this option agreement and Section 25102(f) of the California Corporations Code. You also hereby warrant and represent that you have either (i) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect your own interests in connection with the grant of this option by virtue of the business or financial expertise of any of your professional advisors who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

         9. EXERCISE.

                  (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to the Plan.

                  (b) By exercising this option you agree that:

                           (i) as a precondition to the completion of any
exercise of this option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this option;
(2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise;

                           (ii) you will notify the Company in writing within
fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this option that occurs within two (2) years after the date of this option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of this option; and

                           (iii) the Company (or a representative of the
underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell or otherwise transfer or dispose of any shares of

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Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date (the "Effective Date") of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters. You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

         10. RESTRICTIONS ON TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option. The shares underlying this Option are, prior to the date of the first registration of an equity security of the Company under
Section 12 of the Exchange Act, subject to a right of first refusal in favor of the Company pursuant to the terms of the Plan, a copy of which is attached hereto.

         11. OPTION NOT A SERVICE CONTRACT. This option is not an employment contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company. In addition, nothing in this option shall obligate the Company or any Affiliate of the Company, or their respective stockholders, Board of Directors, officers or employees to continue any relationship which you might have as a Director or Consultant for the Company or Affiliate of the Company.

         12. NOTICES. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

         13. GOVERNING PLAN DOCUMENT. This option is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

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         Dated the ____ day of __________________, 19__.

                                            Very truly yours,

                                            NEXTWAVE TELECOM INC.


                                            By_________________________________
                                              Duly authorized on behalf
                                              of the Board of Directors